NEWS RELEASE

Coeur Reports First Quarter 2014 Results
Unit costs decline at Coeur's primary silver mines; 24% decrease in unit costs at Rochester
Chicago, Illinois - May 7, 2014 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported first quarter 2014 revenue of $159.6 million, adjusted net loss1 of $19.5 million, and cash flow from operating activities of $(9.6) million ($14.9 million before changes in operating assets and liabilities). The Company realized average metal prices of $20.29 per silver ounce and $1,298 per gold ounce during the quarter, which were 33% and 20% lower, respectively, than during the first quarter of 2013.
Coeur is maintaining its 2014 production guidance of 17.0 - 18.2 million silver ounces and 220,000 - 238,000 gold ounces and is also maintaining its costs applicable to sales guidance1 for 2014 of $500 - $530 million. Coeur is maintaining its full-year guidance for exploration ($23 - $28 million including capitalized drilling), general and administrative expenses ($43 - $48 million), and capital expenditures ($65 - $80 million). 2014 amortization is expected to be approximately $190 million, which is higher than prior guidance due primarily to a revised estimate of the impact of the impairment charge recorded in the fourth quarter 2013.

First Quarter Highlights

•	Silver production totaled 4.1 million ounces, a 7% increase compared to last year's first quarter

•	Gold production totaled 58,836 ounces, a 3% increase compared to last year's first quarter

•	Costs applicable to sales at Coeur's primary silver mines declined 6% from last year's first quarter to $13.25 per silver equivalent ounce[1]

•	Costs applicable to sales per silver equivalent ounce[1] were $12.67 at Rochester, down 24% from the fourth quarter and the lowest in over two years

•	All-in sustaining costs per silver equivalent ounce[1] declined 4% from last year's first quarter to $19.12

•	Kensington's quarterly free cash flow of $9.2 million was its highest in three years

•	Revenue of $159.6 million was down 7% year-over-year due to lower average realized prices

•	Net loss was $37.2 million, or $0.36 per share

•	Adjusted net loss[1] was $19.5 million, or $0.19 per share

•	Cash, cash equivalents, and short-term investments totaled $318.6 million at March 31, 2014
“I am pleased with the Company’s performance through April. Our production levels are on target and our costs are at the low end of guidance, which reflects our organization’s improved ability to establish and execute reliable, well-engineered plans,” said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. “As we enter the mid-point of 2014, we look forward to demonstrating Rochester’s continuing production growth and declining cost profile and to providing the anticipated longer-term profile of our Palmarejo operation during the second quarter. By the third quarter, we expect to complete the feasibility study for the La Preciosa silver-gold project in Mexico and plan to make a disciplined decision on how to proceed.”
“In the meantime, we remain focused on improvements in the efficiency and consistency of our existing operations,” Mr. Krebs concluded.

1. Adjusted net income (loss), all-in sustaining costs, and costs applicable to sales are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Silver equivalence calculated using a 60:1 silver to gold ratio.

Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, average realized prices, gold ounces produced & sold, and per-ounce metrics)	1Q 2014	4Q 2013	Quarter Variance	3Q 2013	2Q 2013	1Q 2013
Revenue	$159.6	$168.8	(5%)	$200.8	$204.5	$171.8
Costs Applicable to Sales[1]	$106.9	$101.4	5%	$131.8	$142.4	$88.1
Net Income (Loss)	$(37.2)	$(581.5)	94%	$(46.3)	$(35.0)	$12.3
Earnings Per Share	$(0.36)	$(5.77)	94%	$(0.46)	$(0.35)	$0.14
Adjusted Net Income (Loss)[1]	$(19.5)	$(17.0)	(15%)	$(29.3)	$(28.9)	$2.6
Adjusted Net Income (Loss)[1] Per Share	$(0.19)	$(0.17)	(12%)	$(0.29)	$(0.29)	$0.03
Weighted Average Shares	102.4	100.7	(2%)	100.8	99.8	90.0
Cash Flow From Operating Activities	$(9.6)	$10.4	(192%)	$26.8	$63.3	$12.9
Capital Expenditures	$11.9	$28.1	(57%)	$32.7	$27.2	$12.8
Cash, Cash Equivalents & Short-Term Investments	$318.6	$206.7	54%	$211.4	$249.5	$332.8
Total Debt (net of debt discount)	$464.2	$308.6	50%	$310.2	$305.3	$305.3
Average Realized Price Per Ounce - Silver	$20.29	$20.54	(1%)	$21.06	$22.86	$30.30
Average Realized Price Per Ounce - Gold	$1,298	$1,249	4%	$1,329	$1,416	$1,630
Silver Ounces Produced	4.1	4.3	(5%)	4.2	4.6	3.8
Gold Ounces Produced	58,836	80,780	(27%)	63,766	60,757	56,913
Silver Ounces Sold	3.9	4.0	(4%)	4.9	5.2	3.1
Gold Ounces Sold	62,578	72,712	(14%)	76,466	63,389	51,926
Silver Equivalent Ounces Sold	7.6	8.4	(10%)	9.5	9.0	6.2
Costs Applicable to Sales per Silver Equivalent Oz1	$13.25	$12.49	6%	$13.82	$14.88	$14.07
All-in Sustaining Costs per Silver Equivalent Oz1	$19.12	$17.73	8%	$19.85	$21.01	$19.85

Financial Results
Coeur's adjusted net loss1 was $19.5 million, or $0.19 per share, in the first quarter 2014, compared with $17.0 million, or $0.17 per share, in the fourth quarter 2013. First quarter adjusted net loss1 excludes a $7.8 million negative fair value adjustment, a $3.0 million write-off of capitalized costs associated with the terminated revolving credit facility, and a $2.6 million impairment of marketable securities. Fair value adjustments are primarily driven by changes to gold and silver prices, which adjust the estimated future liabilities for the Palmarejo gold production royalty and the Rochester 3.4% net smelter returns royalty.
The Company realized a net loss of $37.2 million or $0.36 per share, in the first quarter 2014. Cash flow from operating activities was $(9.6) million in the first quarter, compared to $10.4 million in the fourth quarter 2013 due primarily to a $12.4 million increase in ore added to the leach pads at Rochester.
Downside Price Protection
The Company extended its downside metal price protection program during the first quarter, using put spreads to protect a portion of expected production against a sharp decrease in metal prices while selling intra-quarter, out-of-the-money call options when appropriate to offset the net cost of the put spreads. Instruments currently outstanding include put spreads covering 1.25 million ounces of expected quarterly silver production and 25,000 ounces of expected quarterly gold production for each remaining quarter of 2014. Put options purchased have a strike price of $18/ounce and $1,200/ounce for silver and gold, respectively. Put options sold have a strike price of $16/ounce and $1,050/ounce for silver and gold, respectively.

1. Adjusted net income (loss), all-in sustaining costs, and costs applicable to sales are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Silver equivalence calculated using a 60:1 silver to gold ratio.

Operations

Highlights of the first quarter 2014 results for each of the Company's mining operations are provided below.

Palmarejo, Mexico

(Dollars in millions, expect per ounce amounts)	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Underground Operations:
Tons mined	209,854	237,384	219,909	183,267	151,232
Average silver grade (oz/t)	5.95	6.00	4.73	4.59	4.22
Average gold grade (oz/t)	0.11	0.14	0.11	0.11	0.09
Surface Operations:
Tons mined	358,222	361,493	385,379	363,758	388,651
Average silver grade (oz/t)	3.50	3.49	3.49	4.95	3.45
Average gold grade (oz/t)	0.03	0.03	0.03	0.04	0.03
Processing:
Total tons milled	571,345	595,803	583,365	570,322	573,170
Average recovery rate – Ag	73.3%	74.5%	81.8%	76.5%	78.8%
Average recovery rate – Au	78.0%	80.6%	87.6%	81.2%	90.1%
Silver ounces produced (000's)	1,820	1,994	1,918	2,045	1,646
Gold ounces produced	25,216	35,487	29,893	28,191	22,965
Silver ounces sold (000's)	1,677	1,768	2,592	2,007	1,125
Gold ounces sold	26,422	31,360	38,385	28,025	14,500
Revenues	$68.0	$75.9	$104.5	$86.2	$57.4
Costs applicable to sales[1]	$43.6	$39.9	$66.8	$55.2	$26.7
Costs applicable to sales per silver equivalent ounce[1]	$13.36	$10.90	$13.66	$14.97	$13.39
Exploration expense	$1.0	$1.1	$0.9	$3.2	$2.0
Cash flow from operations	$10.2	$16.6	$50.8	$37.2	$10.1
Sustaining capital expenditures	$3.7	$4.6	$7.1	$5.4	$2.6
Development capital expenditures	$—	$4.3	$3.2	$3.8	$2.7
Total capital expenditures	$3.7	$8.9	$10.3	$9.2	$5.3
Free cash flow (before royalties)	$6.5	$7.7	$40.5	$28.0	$4.8
Royalties paid (credited)	$14.7	$13.5	$12.6	$15.5	$15.4
Free cash flow (after royalties)	$(8.2)	$(5.8)	$27.9	$12.5	$(10.6)

•
Tons milled per day at Palmarejo declined 2% compared to the fourth quarter, but included a higher proportion of tonnage from the underground operations as Coeur transitions the mine to a higher-grade, higher-margin operation

•
Recovery rates decreased compared to the fourth quarter 2013; higher recoveries are expected for the balance of 2014 as a result of ore blending improvements and commissioning an expanded Merrill Crowe plant

•	Capital expenditures of $3.7 million in the first quarter were down significantly from $8.9 million in the fourth quarter 2013

1. Adjusted net income (loss), all-in sustaining costs, and costs applicable to sales are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Silver equivalence calculated using a 60:1 silver to gold ratio.

San Bartolomé, Bolivia

(Dollars in millions, expect per ounce amounts)	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Tons milled	385,375	451,660	428,884	424,310	374,985
Average silver grade (oz/t)	3.88	3.79	3.89	3.98	4.09
Average recovery rate	90.5%	87.6%	91.5%	90.3%	90.6%
Silver ounces produced (000's)	1,355	1,499	1,528	1,523	1,391
Silver ounces sold (000's)	1,357	1,485	1,334	2,151	1,109
Revenues	$27.6	$30.6	$28.8	$49.2	$33.1
Costs applicable to sales[1]	$18.9	$20.6	$17.7	$32.8	$15.7
Costs applicable to sales per silver equivalent ounce[1]	$13.93	$13.91	$13.25	$15.26	$14.14
Exploration expense	$—	$—	$—	$—	$—
Cash flow from operations	$4.5	$8.9	$7.6	$32.8	$(5.4)
Sustaining capital expenditures	$1.4	$1.8	$3.0	$1.4	$—
Development capital expenditures	$—	$2.0	$1.2	$1.8	$—
Total capital expenditures	$1.4	$3.8	$4.2	$3.2	$—
Free cash flow	$3.1	$6.5	$2.1	$29.5	$(5.9)

•
San Bartolomé produced approximately 1.4 million ounces of silver, 10% below the fourth quarter due to reduced mill throughput in order to implement tailings facility improvements. Higher production is expected at San Bartolomé for the remainder of 2014

Kensington, Alaska

(Dollars in millions, expect per ounce amounts)	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Tons milled	159,697	149,246	147,427	127,987	129,057
Average gold grade (oz/t)	0.17	0.26	0.20	0.18	0.20
Average recovery rate	94.5%	96.0%	96.5%	98.2%	96.2%
Gold ounces produced	25,428	37,404	29,049	23,162	25,206
Gold ounces sold	28,386	35,029	31,542	24,439	26,490
Revenues	$36.1	$39.7	$38.9	$30.9	$39.3
Costs applicable to sales[1]	$28.5	$23.4	$27.5	$30.2	$23.6
Costs applicable to sales per gold ounce[1]	$1,005	$667	$871	$1,234	$890
Exploration expense	$1.0	$1.5	$1.5	$0.6	$0.7
Cash flow from operations	$13.9	$11.3	$1.9	$7.6	$11.7
Sustaining capital expenditures	$4.7	$5.7	$4.9	$7.4	$3.3
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$4.7	$5.7	$4.9	$7.4	$3.3
Free cash flow	$9.2	$5.0	$(3.7)	$(0.3)	$7.4

•
Kensington milled approximately 1,800 tons per day, up 11% from the fourth quarter at an average gold grade of 0.17, significantly below fourth quarter average grade but more in line with the mine's average reserve grade

•	Costs applicable to sales per gold ounce[1] were $1,005, higher than $667 in the fourth quarter 2013 due to lower gold grades and production levels

•	Cash flow from operations of $13.9 million was above the $11.3 million generated in the fourth quarter due to a reduction in working capital

1. Adjusted net income (loss), all-in sustaining costs, and costs applicable to sales are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Silver equivalence calculated using a 60:1 silver to gold ratio.

Rochester, Nevada

(Dollars in millions, expect per ounce amounts)	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Ore tons placed	3,640,861	4,569,588	2,678,906	2,457,423	2,606,001
Silver ounces produced (000's)	750	712	595	844	648
Gold ounces produced	8,192	7,890	4,824	9,404	8,742
Silver ounces sold (000's)	695	621	741	851	715
Gold ounces sold	7,770	6,323	6,539	10,925	10,936
Revenues	$24.2	$20.6	$24.3	$34.9	$39.5
Costs applicable to sales[1]	$14.7	$16.6	$17.9	$22.5	$20.8
Costs applicable to sales per silver equivalent ounce[1]	$12.67	$16.63	$15.83	$14.95	$15.15
Exploration expense	$1.2	$1.0	$0.6	$0.5	$0.5
Cash flow from operating activities	$(9.0)	$(9.7)	$(3.6)	$(3.4)	$5.6
Sustaining capital expenditures	$1.0	$7.2	$12.3	$6.6	$3.3
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$1.0	$7.2	$12.3	$6.6	$3.3
Royalties paid (credited)	$0.5	$(2.5)	$—	$—	$1.0
Free cash flow (after royalties)	$(10.5)	$(14.4)	$(15.9)	$(10.0)	$1.3

•	Rochester produced 750,362 ounces of silver and 8,192 ounces of gold in the first quarter, increases of 5% and 4%, respectively, compared to the fourth quarter 2013

•	Costs applicable to sales per silver equivalent ounce[1] were $12.67, 24% lower than the fourth quarter 2013

•	Rochester is expected to substantially increase production levels during the remainder of 2014 at unit costs below 2013

•
Cash flow from operating activities of $(9.0) million was only slightly improved from $(9.7) million in the fourth quarter 2013 due to a $12.4 million increase in ore under leach at end of the first quarter

•	Capital expenditures were $1.0 million during the first quarter, significantly below the fourth quarter 2013

Endeavor, Australia

(Dollars in millions, expect per ounce amounts)	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Tons milled	193,219	200,843	197,237	198,517	194,519
Average silver grade (oz/t)	1.65	1.37	1.71	2.73	1.61
Average recovery rate	52.7%	48.2%	48.2%	40.9%	47.8%
Silver ounces produced (000's)	168	135	162	221	150
Silver ounces sold (000's)	133	135	207	219	109
Revenues	$2.9	$2.1	$4.3	$3.5	$3.0
Costs applicable to sales[1]	$1.2	$0.9	$1.9	$1.7	$1.3
Costs applicable to sales per silver equivalent ounce[1]	$8.90	$8.32	$10.09	$8.48	$12.13
Cash flow from operating activities	$1.5	$1.3	$1.2	$1.2	$1.6
Free cash flow	$1.5	$1.3	$1.2	$1.2	$1.6

•	Higher silver grade and recovery rates in the first quarter resulted in a 9% increase in silver production

•	Coeur owns all silver production and reserves at Endeavor up to a total of 20.0 million payable ounces. At March 31, 2014, the Company has received 5.0 million payable ounces

1. Adjusted net income (loss), all-in sustaining costs, and costs applicable to sales are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Silver equivalence calculated using a 60:1 silver to gold ratio.

La Preciosa, Mexico

•
Coeur is continuing work on the feasibility study which is expected to be completed in mid-2014. The Company will then evaluate the economics of the project and determine whether to proceed with construction

•	Feasibility work in 2014 indicates further progress in improving the project's expected economics compared to those reflected in the preliminary economic assessment

•
The Company spent $6.1 million during the first quarter 2014 and remains on budget to spend a total of $25 million for the feasibility work, including exploration activities, engineering and design, land purchases, and sustainability projects within the community

Exploration
Costs associated with exploration activities for the first quarter 2014 were $4.2 million (expensed) for discovery of new silver and gold mineralization and $1.1 million (capitalized) for definition and expansion of discoveries, for a total of $5.3 million. Coeur's exploration program used up to ten drill rigs during the first quarter: four drills at Palmarejo, four at Kensington, and two at Rochester. This work resulted in completion of over 76,703 feet (23,379 meters) of combined core and reverse circulation drilling.
2014 Production Outlook
Coeur's 2014 silver and gold production guidance remains unchanged as shown below.

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent
Palmarejo, Mexico	6,700 - 7,200	87,000 - 95,000	11,920 - 12,900
San Bartolomé, Bolivia	5,700 - 6,000	—	5,700 - 6,000
Rochester, Nevada	4,100 - 4,400	28,000 - 31,000	5,780 - 6,260
Endeavor, Australia	500 - 600	—	500 - 600
Kensington, Alaska	—	105,000 - 112,000	6,300 - 6,720
Total	17,000-18,200	220,000-238,000	30,200 - 32,480

Conference Call Information
Coeur will conduct a conference call and webcast at coeur.com to discuss the Company's first quarter results on May 8, 2014 at 11:00 a.m. Eastern time.
Dial-In Numbers:    (877) 768-0708 (U.S. and Canada)
(660) 422-4718 (International)
Conference ID:    255 26 141

A replay of the call will be available on Coeur's website through May 22, 2014.
Replay Numbers:    (855) 859-2056 (U.S. and Canada)
(404) 537-3406 (International)

Conference ID:    255 26 141

About Coeur
Coeur Mining is the largest U.S.-based primary silver producer and a significant gold producer with four precious metals mines in the Americas employing nearly 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to net smelter royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, and the Zaruma mine in Ecuador. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company

1. Adjusted net income (loss), all-in sustaining costs, and costs applicable to sales are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Silver equivalence calculated using a 60:1 silver to gold ratio.

also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, capital and exploration expenditures, amortization, exploration and development efforts, expectations regarding the La Preciosa silver-gold project, Rochester's production growth and cost profile, the longer-term profile of Palmarejo, recovery rates and initiatives to minimize exposure to declining metal prices, and improve efficiency and the consistency of our existing operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
The preliminary economic assessment (PEA) referenced in this news release is preliminary in nature and it includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be characterized as mineral reserves and there is no certainty that the results reflected in the PEA will be realized. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Mineral resource estimates do not account for minability, selectivity, mining loss and dilution. There is no certainty that the inferred mineral resources will be converted to the measured and indicated categories or that the measured and indicated mineral resources will be converted to the proven and probable mineral reserve categories.
W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at sedar.com.
Cautionary Note to U.S. Investors
The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as "measured," "indicated," "inferred” and “resources," that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted net income (loss), costs applicable to sales, and all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted net income (loss), costs applicable to sales, and all-in sustaining costs are important measures in assessing the Company's overall financial performance.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819

Donna Mirandola, Director, Corporate Communications
(312) 489-5842
coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended March 31,
	2014	2013
	(In thousands, except share data)
Revenue	$159,633	$171,797
COSTS AND EXPENSES
Costs applicable to sales	106,896	88,059
Amortization	40,459	49,724
General and administrative	13,896	10,227
Exploration	4,217	6,841
Write-downs	—	119
Pre-development, reclamation, and other	6,984	5,197
Total costs and expenses	172,452	160,167
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	(11,436)	17,796
Impairment of marketable securities	(2,588)	(35)
Interest income and other, net	(1,983)	3,856
Interest expense, net of capitalized interest	(13,054)	(9,732)
Total other income (expense), net	(29,061)	11,885
Income (loss) before income and mining taxes	(41,880)	23,515
Income and mining tax (expense) benefit	4,689	(11,245)
NET INCOME (LOSS)	$(37,191)	$12,270
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on marketable securities, net of tax of $(234) in 2014	371	(3,566)
Reclassification adjustments for impairment of marketable securities, net of tax of $(1,001) in 2014	1,587	35
Other comprehensive income (loss)	1,958	(3,531)
COMPREHENSIVE INCOME (LOSS)	$(35,233)	$8,739

NET INCOME (LOSS) PER SHARE
Basic	$(0.36)	$0.14

Diluted	$(0.36)	$0.14

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2014	2013
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(37,191)	$12,270
Adjustments:
Amortization	40,459	49,724
Accretion	4,560	4,904
Deferred income taxes	(11,781)	7,425
Loss on termination of revolving credit facility	3,035	—
Fair value adjustments, net	10,557	(16,042)
Gain on foreign currency transactions	(209)	(465)
Stock-based compensation	2,565	1,096
(Gain) loss on sale of assets	271	(868)
Impairment of marketable securities	2,588	35
Write-downs	—	119
Other	—	526
Changes in operating assets and liabilities:
Receivables	5,622	3,968
Prepaid expenses and other current assets	(8,109)	(2,240)
Inventory and ore on leach pads	(13,912)	(20,493)
Accounts payable and accrued liabilities	(8,082)	(27,025)
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(9,627)	12,934
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,936)	(12,827)
Purchase of short-term investments and marketable securities	(46,220)	(4,649)
Sales and maturities of short-term investments	90	4,822
Other	(25)	(10,610)
CASH USED IN INVESTING ACTIVITIES	(58,091)	(23,264)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	153,000	300,000
Payments on long-term debt, capital leases, and associated costs	(4,111)	(55,340)
Gold production royalty payments	(14,683)	(15,448)
Share repurchases	—	(12,557)
Other	(246)	(454)
CASH PROVIDED BY FINANCING ACTIVITIES	133,960	216,201
INCREASE IN CASH AND CASH EQUIVALENTS	66,242	205,871
Cash and cash equivalents at beginning of period	206,690	125,440
Cash and cash equivalents at end of period	$272,932	$331,311

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
ASSETS	(In thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$272,932	$206,690
Investments	45,628	—
Receivables	75,806	81,074
Ore on leach pads	59,895	50,495
Inventory	133,578	132,023
Deferred tax assets	34,998	35,008
Prepaid expenses and other	30,835	25,940
	653,672	531,230
NON-CURRENT ASSETS
Property, plant and equipment, net	476,837	486,273
Mining properties, net	1,740,474	1,751,501
Ore on leach pads	34,485	31,528
Restricted assets	7,426	7,014
Marketable securities	15,646	14,521
Receivables	36,271	36,574
Debt issuance costs, net	11,356	10,812
Deferred tax assets	829	1,189
Other	9,989	15,336
TOTAL ASSETS	$2,986,985	$2,885,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$49,958	$53,847
Accrued liabilities and other	29,861	38,266
Debt	8,095	2,505
Royalty obligations	50,250	48,019
Reclamation	762	913
Deferred tax liabilities	1,858	1,011
	140,784	144,561
NON-CURRENT LIABILITIES
Debt	456,152	306,130
Royalty obligations	62,390	65,142
Reclamation	58,630	57,515
Deferred tax liabilities	544,096	556,246
Other long-term liabilities	27,236	25,817
	1,148,504	1,010,850
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 103,584,671 at March 31, 2014 and 102,843,003 at December 31, 2013	1,035	1,028
Additional paid-in capital	2,783,520	2,781,164
Accumulated other comprehensive loss	(2,948)	(4,906)
Accumulated deficit	(1,083,910)	(1,046,719)
	1,697,697	1,730,567
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,986,985	$2,885,978

Adjusted Net Income Reconciliation

(Dollars in thousands except per share amounts)	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Net income (loss)	$(37,191)	$(581,528)	$(46,265)	$(35,040)	$12,270
Fair value adjustments, net	7,827	(11,289)	13,717	(48,434)	(13,467)
Stock-based compensation	2,453	1,034	358	2,308	1,085
Impairment of marketable securities	2,588	211	870	17,192	35
Accretion of royalty obligation	1,821	2,974	2,022	2,897	2,569
Write-downs	—	580,365	—	86	119
Litigation settlement	—	—	—	32,046	—
Gain on sale of building	—	(1,200)	—	—	—
Gain on commutation of reclamation bonding arrangements	—	(7,609)	—	—	—
Loss on revolver termination	3,035	—	—	—	—
Adjusted net income (loss)	$(19,467)	$(17,042)	$(29,298)	$(28,945)	$2,611

Adjusted net income (loss) per share	$(0.19)	$(0.17)	$(0.29)	$(0.29)	$0.03

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended March 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,233	$23,358	$19,159	$2,135	$106,885	$39,240	$146,125
Amortization	18,659	4,457	4,451	953	28,520	10,709	39,229
Costs applicable to sales	$43,574	$18,901	$14,708	$1,182	$78,365	$28,531	$106,896
Silver equivalent ounces sold	3,261,982	1,357,307	1,160,829	132,800	5,912,918
Gold ounces sold						28,386
Costs applicable to sales per ounce	$13.36	$13.93	$12.67	$8.90	$13.25	$1,005
Treatment and refining costs							1,672
Sustaining capital							11,936
General and administrative							13,896
Exploration							4,217
Reclamation							1,286
Project/pre-development costs							5,698
All-in sustaining costs							$145,601
Silver equivalent ounces sold							5,912,918
Kensington silver equivalent ounces sold							1,703,160
Consolidated silver equivalent ounces sold							7,616,078
All-in sustaining costs per silver equivalent ounce							$19.12

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended December 31, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$75,690	$25,513	$19,167	$1,741	$122,111	$41,590	$163,701
Amortization	35,894	4,851	2,529	801	44,075	18,218	62,293
Costs applicable to sales	$39,796	$20,662	$16,638	$940	$78,036	$23,372	$101,408
Silver equivalent ounces sold	3,649,557	1,485,217	1,000,568	112,965	6,248,307
Gold ounces sold						35,029
Costs applicable to sales per ounce	$10.90	$13.91	$16.63	$8.32	$12.49	$667
Treatment and refining costs							2,321
Sustaining capital							21,674
General and administrative							13,851
Exploration							5,440
Reclamation							938
Project/pre-development costs							2,456
All-in sustaining costs							$148,088
Silver equivalent ounces sold							6,248,307
Kensington silver equivalent ounces sold							2,101,740
Consolidated silver equivalent ounces sold							8,350,047
All-in sustaining costs per silver equivalent ounce							$17.73

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended September 30, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$100,314	$22,460	$20,458	$2,765	$145,997	$45,571	$191,568
Amortization	33,475	4,788	2,519	894	41,676	18,086	59,762
Costs applicable to sales	$66,839	$17,672	$17,939	$1,871	$104,321	$27,485	$131,806
Silver equivalent ounces sold	4,894,600	1,334,066	1,133,525	185,505	7,547,696
Gold ounces sold						31,542
Costs applicable to sales per ounce	$13.66	$13.25	$15.83	$10.09	$13.82	$871
Treatment and refining costs							3,159
Sustaining capital							27,978
General and administrative							16,240
Exploration							3,305
Reclamation							968
Project/pre-development costs							3,955
All-in sustaining costs							$187,411
Silver equivalent ounces sold							7,547,696
Kensington silver equivalent ounces sold							1,892,520
Consolidated silver equivalent ounces sold							9,440,216
All-in sustaining costs per silver equivalent ounce							$19.85

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended June 30, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$90,603	$37,639	$24,506	$2,903	$155,651	$43,313	$198,964
Amortization	35,384	4,825	1,990	1,220	43,419	13,159	56,578
Costs applicable to sales	$55,219	$32,814	$22,516	$1,683	$112,232	$30,154	$142,386
Silver equivalent ounces sold	3,688,500	2,151,000	1,506,508	198,419	7,544,427
Gold ounces sold						24,439
Costs applicable to sales per ounce	$14.97	$15.26	$14.95	$8.48	$14.88	$1,234
Treatment and refining costs							2,317
Sustaining capital							20,919
General and administrative							15,025
Exploration							6,774
Reclamation							936
Project/pre-development costs							973
All-in sustaining costs							$189,330
Silver equivalent ounces sold							7,544,427
Kensington silver equivalent ounces sold							1,466,340
Consolidated silver equivalent ounces sold							9,010,767
All-in sustaining costs per silver equivalent ounce							$21.01

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended March 31, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$55,500	$20,318	$22,629	$2,149	$100,596	$36,851	$137,447
Amortization	28,782	4,640	1,852	828	36,102	13,286	49,388
Costs applicable to sales	$26,718	$15,678	$20,777	$1,321	$64,494	$23,565	$88,059
Silver equivalent ounces sold	1,995,000	1,108,874	1,371,598	108,942	4,584,414
Gold ounces sold						26,490
Costs applicable to sales per ounce	$13.39	$14.14	$15.15	$12.13	$14.07	$890

Treatment and refining costs							2,535
Sustaining capital							9,672
General and administrative							10,227
Exploration							6,841
Reclamation							712
Project/pre-development costs							4,485
All-in sustaining costs							$122,531
Silver equivalent ounces sold							4,584,414
Kensington silver equivalent ounces sold							1,589,400
Consolidated silver equivalent ounces sold							6,173,814
All-in sustaining costs per silver equivalent ounce							$19.85